Exhibit 10.6

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as “this Agreement”) was executed by and among the following parties on [Execution Date]:

1.                  Respective shareholders set out in Annex I (hereinafter individually and collectively referred to as the “Pledgors”)

2                     [Name of Pledgee] (hereinafter referred to as the “Pledgee”)

Registered address:

Legal representative:

3                     [Name of VIE] (hereinafter referred to as the “Company”)

Registered address:

Legal representative:

(In this Agreement, the aforesaid respective parties are individually referred to as a “Party” and collectively as the “Parties”.)

Whereas:

(1)             The Pledgors are registered shareholders of the Company and hold all the equity of the Company (hereinafter referred to as the “equity of the Company”) according to law. Their contributions to the Company’s registered capital and shareholding percentage as at the date of execution of this Agreement are set out in Annex I.

(2)             According to the Exclusive Option Agreement (hereinafter referred to as the “Option Agreement”) executed by the parties to this Agreement on [Execution Date], the Pledgors or the Company shall, where permitted by PRC Law and as required by the Pledgee, transfer all or part of its equity held in the Company or all or part of the Company’s assets to the Pledgee and/or any other entities or individuals designated by it.

(3)             Pursuant to the Voting Proxy Agreement (hereinafter referred to as the “Voting Proxy Agreement”) executed by the parties to this Agreement on [Execution Date], the Pledgors have irrevocably and fully authorized the person appointed by the Pledgee to exercise on their behalves all of their shareholder’s voting rights in the Company.

(4)             According to the Exclusive Consultation and Services Agreement (hereinafter referred to as the “Consultation and Services Agreement”) executed between the Company and the Pledgee on [Execution Date], the Company has exclusively engaged the Pledgee to provide relevant consultation services for it and agreed to pay corresponding service fees to the Pledgee for such consultation services.

(5)             As security for performance of the Contract Obligations (as defined below) and repayment of the Guaranteed Liabilities (as defined below) by the Pledgors, the Pledgors agree to pledge all of their equity of the Company to the Pledgee and grant the Pledgee the right to request for repayment on first priority and the Company agrees such equity pledge arrangement.

Therefore, the parties, upon negotiation, arrive at the following agreement:

Article 1 Definitions

1.1           Save as otherwise interpreted pursuant to the context, the following terms shall have the following meanings in this Agreement:

“Contract Obligations”:

shall mean all contract obligations of the Pledgors under the Option Agreement and Voting Proxy Agreement, all contract obligations of the Company under the Exclusive Option Agreement, Voting Proxy Agreement and Consultation and Services Agreement, and all contract obligations of the Pledgors and the Company under this Agreement.

“Guaranteed Liabilities”:

shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by the Pledgee due to any Breaching Event (as defined below) of the Pledgors and/or the Company; the basis for the amount of such loss includes but is not limited to the reasonable business plan and profit forecast of the Pledgee, and all expenses incurred to the Pledgee for forcing the Pledgors and/or the Company to perform their Contract Obligations.

“Transaction Agreements”:	shall mean the Option Agreement, Voting Proxy Agreement and Consultation and Services Agreement.

“Breaching Event”:

shall mean the Pledgors’ violation of any Contract Obligations under the Option Agreement, Voting Proxy Agreement and/or this Agreement, and the Company’s violation of any Contract Obligations under the Option Agreement, Voting Proxy Agreement, Consultation and Services Agreement and/or this Agreement.

“Pledged Equity”:

shall mean all of the equity of the Company that is legally owned by the Pledgors at the time when this Agreement takes effect and will be pledged to the Pledgee according to the provisions of this Agreement as security for the performance of Contract Obligations by the Pledgors and the Company (see Annex I for the specific pledged equity of each of the Pledgors), and the increased capital contribution and equity interest as described in Articles 2.6 and 2.7 hereof.

“PRC Law”:

shall mean the then-effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2           The references to any PRC Law herein shall be deemed (1) simultaneously to include the references to the amendments, changes, supplements and re-enactment of such PRC Law, irrespective of whether they take effect before or after the execution of this Agreement, and (2) simultaneously to include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3           Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph herein shall refer to the corresponding part of this Agreement.

Article 2 Equity Pledge

2.1           The Pledgors agree to pledge the pledged equity legally owned by them and at their disposal to the Pledgee as security for payment of the Guaranteed liabilities according to this Agreement. The Company agrees to the Pledgors pledge of the pledged equity to the Pledgee as specified in this Agreement. Specifically, on the date of execution of this Agreement, [Name of Pledgor] pledges his equity accounting for     % of the Company’s registered capital (equivalent to a contribution of RMB    ) to the Pledgee; and [Name of Pledgor] pledges its equity accounting for     % of the Company’s registered capital (equivalent to a contribution of RMB    ) to the Pledgee.

2.2           The Pledgors hereby undertake that they will be responsible for registering the arrangement of the equity pledge hereunder (the “Equity Pledge”) with registration authorities of industry and commerce where the Company registers on the date of execution of this Agreement. The Company undertakes that it will do its best to cooperate with the Pledgors to complete the registration with authorities of industry and commerce under this Article. The equity pledge under this Agreement shall be established on the date when the pledge is registered with the registration authorities of industry and commerce where the Company registers.

2.3           During the valid term of this Agreement, except for the willful misconduct or gross negligence of the Pledgee which has direct cause and effect relationship with the reduction in value of the Pledged Equity, the Pledgee shall not be liable in any way, nor shall the Pledgors have any right to claim in any way or propose any demands on the Pledgee, in respect of the said reduction in value of the Pledged Equity.

2.4           To the extent not violating provision of Article 2.3 above, in case of any possibility of obvious reduction in value of the Pledged Equity which is sufficient to jeopardize the Pledgee’s rights, the Pledgee may at any time auction or sell off the Pledged Equity on behalf of the Pledgors, and discuss with the Pledgors to use the proceeds from such auction or sale-off as pre-repayment of the Guaranteed Liabilities, or may submit such proceeds to the local notary institution where the Pledgee is domiciled for keeping (any fees incurred in relation thereto shall be borne by the Pledgee). In addition, as requested by the Pledgee, the Pledgors should provide other property as security for the Guaranteed Liabilities.

2.5           In case of any Breaching Event, the Pledgee shall have the right to dispose of the Pledged Equity in the way set out in Article 4 hereof.

2.6           With the prior consent of the Pledgee, the Pledgors may increase their capital contribution to the Company. Further contribution made by the Pledgors to the registered capital of the Company shall also be part of the Pledged Equity.

2.7           With the prior consent of the Pledgee, the Pledgors may be able to receive dividends or share profits from the Pledged Equity.

2.8           Where a Breaching Event occurs, the Pledgee has the right to dispose of any Pledged Equity of any of the Pledgors in accordance with the provisions of this Agreements.

Article 3 Release of Pledge

3.1           Upon full and complete performance of all the Contract Obligations and upon the full repayment of all the Guaranteed Liabilities by the Pledgors and the Company, the Pledgee shall, at the request of the Pledgors, release the equity pledge under this Agreement, and shall cooperate with the Pledgors to go through the formalities to cancel registration of the Equity Pledge. The reasonable fees incurred in connection with such release shall be borne by Pledgee.

Article 4 Disposal of the Pledged Equity

4.1           The Parties hereby agree that, in case of any Breaching Event, the Pledgee shall have the right to exercise, upon giving a written notice to the Pledgors, all of the remedial rights and powers enjoyable by it under PRC Law, Transaction Agreements and the terms hereof, including (but not limited to) being repaid in priority with proceeds from auctions or sale-offs of the Pledged Equity. The Pledgee shall not be liable for any loss as the result of its reasonable exercise of such rights and powers.

4.2           The Pledgee shall have the right to designate in writing its legal counsel or other agents to exercise on its behalf any and all rights and powers set out above, and neither the Pledgors nor the Company shall raise an objection.

4.3           For the reasonable costs incurred to the Pledgee in connection with its exercise of any or all rights and powers set out above, the Pledgee shall have the right to deduct the costs actually incurred from the proceeds acquired from the exercise of the rights and powers.

4.4           The proceeds that the Pledgee acquires from the exercise of its rights and powers shall be used in the priority order as follows:

First, to pay any cost incurred in connection with the disposal of the Pledged Equity and the Pledgee’s exercise of its rights and powers (including remuneration paid to its legal counsels and agents);

Second, to pay any taxes and levies payable for the disposal of the Pledged Equity; and

Third, to repay the Pledgee for the Guaranteed Liabilities;

In case of any balance after payment of the above amounts, the Pledgee shall return it to the Pledgors or other persons entitled thereto according to the relevant laws and rules or submit it to the local notary institution where the Pledgee is domiciled for keeping (any fees incurred in relation thereto shall be borne by the Pledgee).

4.5           The Pledgee shall have the option to exercise, simultaneously or in certain sequence, any of the breach remedies enjoyable by it. The Pledgee shall not be obliged to exercise any other breach remedies before exercise of the right to the auctions or sale-offs of the Pledged Equity hereunder.

Article 5 Fees and Costs

5.1           All costs actually incurred in connection with the establishment of the Equity Pledge hereunder, including (but not limited to) stamp duties, any other taxes and all legal fees, shall be borne by the Parties respectively.

Article 6 Continuity and No Waiver

6.1           The Equity Pledge hereunder is a continuous guarantee, with its validity to continue until the full performance of the Contract Obligations or the full repayment of the Guaranteed Liabilities. Neither exemption or grace period granted by Pledgee to the Pledgors in respect of any breach of contract, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement shall affect the rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of the Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by the Pledgors or the rights that the Pledgee may be entitled to due to subsequent breach of the Transaction Agreements and/or this Agreement by the Pledgors.

Article 7 Representations and Warranties of the Pledgors

Each of the Pledgors hereby represents and warrants to the Pledgee as follows:

7.1           The Pledgors have full capacity and legal rights and abilities to sign this Agreement and assume the legal obligations hereunder.

7.2           All reports, documents and information concerning the Pledgors and all matters as required by this Agreement which are provided by the Pledgors to the Pledgee before this Agreement comes into effect are true and correct in all material aspects at the time when this Agreement comes into effect.

7.3           All reports, documents and information concerning the Pledgors and all matters as required by this Agreement which are provided by the Pledgors to the Pledgee after this Agreement comes into effect are true and correct in all material aspects at the time when they are provided.

7.4           At the time when this Agreement comes into effect, the Pledgors are the sole legal owners of the Pledged Equity, with no existing dispute whatsoever concerning the ownership of the Pledged Equity. The Pledgors have the right to dispose of the Pledged Equity or any part thereof.

7.5           Except for the encumbrance set on the Pledged Equity hereunder and the rights set under the Transaction Agreements, there is no other encumbrance, third party interest or any other restrictions set on the Pledged Equity.

7.6           The Pledged Equity is capable of being pledged or transferred according to the laws, and the Pledgors have the full right and power to pledge the Pledged Equity to the Pledgee according to this Agreement.

7.7           This Agreement constitutes the legal, valid and binding obligations on the Pledgors when it is duly executed by the Pledgors.

7.8           Any consent, permission, waiver or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be obtained in respect of the execution and performance hereof and the Equity Pledge hereunder have already been handled or obtained, and will be fully effective during the valid term of this Agreement.

7.9           The execution and performance of this Agreement by the Pledgors are not in violation of or conflict with any laws applicable to them, any agreement to which they are a party or which has binding effect on their assets, any court judgment, any arbitration award, or any administration authority’s decision.

7.10    The pledge hereunder constitutes the encumbrance of first order in priority on the Pledged Equity.

7.11    All taxes and fees payable in connection with acquisition of the Pledged Equity have already been paid in full by the Pledgors.

7.12    There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal process or demand by any court or any arbitral tribunal against the Pledgors, or their property, or the Pledged Equity, nor is there any pending or, to the knowledge of the Pledgors, threatened litigation, legal process or demand by any government authority or any administration authority against the Pledgors, or their property, or the Pledged Equity, which is of material or detrimental effect on the economic status of the Pledgors or their capability to perform the obligations hereunder and the Guaranteed Liabilities. 7.13              The Pledgors hereby warrant to the Pledgee that the above representations and warranties will remain true and correct at any time and under any circumstance before the Contract Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

7.14    The Pledgors agree to immediately and unconditionally present any share profit, bonus, dividend and other incomes that they obtain from the Company during the contract period to the Pledgee or the entity/individual designated by the Pledgee.

7.15    If the Company is required to be dissolved or liquidated as per compulsory provisions of applicable laws, any interest distributed to the Pledgors according to law upon completion of legal dissolution or liquidation of the Company shall be presented to the Pledgee or the entity/individual designated by the Pledgee to the extent not in violation of the PRC Law.

Article 8 Representations and Warranties by the Company

The Company hereby represents and warrants to the Pledgee as follows

8.1           The Company is a limited liability company duly registered and legitimately existing under the PRC Law with an independent legal personality. It has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party to lawsuit.

8.2           All reports, documents and information concerning the Pledged Equity and all matters as required by this Agreement which are provided by the Company to the Pledgee before this Agreement comes into effect are true and correct in all material aspects at the time when this Agreement comes into effect.

8.3           All reports, documents and information concerning the Pledged Equity and all matters as required by this Agreement which are provided by the Company to the Pledgee after this Agreement comes into effect are true and effective in all material aspects at the time when they are provided.

8.4           This Agreement constitutes the legal, valid and binding obligations on the Company when it is duly executed by the Company.

8.5           It has the full internal corporate power and authority to execute and deliver this Agreement and all other documents relating to the transactions specified herein and to be executed by it. It has the full power and authority to consummate the transactions specified herein.

8.6           There is no pending or, to the knowledge of the Company, threatened litigation, legal process or demand by any court or any arbitral tribunal against the Pledged Equity and the Company or its assets, nor is there any pending or, to the knowledge of the Company, threatened litigation, legal process or demand by any government authority or any administration authority against the Pledged Equity and the Company or its assets, which is of material or detrimental effect on the economic status of the Company or their capability to perform the obligations hereunder and the Guaranteed Liabilities.

8.7           The Company hereby agrees to bear joint responsibilities to the Pledgee in respect of the representations and warranties made by its relevant Pledgors to Article 7.4, Article 7.5, Article 7.6, Article 7.8 and Article 7.10 hereof.

8.8           The Company hereby warrants to the Pledgee that the above representations and warranties will remain true and correct at any time and under any circumstance before the Contract Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

8.9           If the Company is required to be dissolved or liquidated as per compulsory provisions of the PRC Law, the Company assets shall be sold to the Pledgors or qualified entities/individuals designated by the Pledgors at the lowest price permitted by the then-effective PRC Law in accordance with the PRC Law.

Article 9 Undertakings by the Pledgors

Each of the Pledgors hereby individually undertakes to the Pledgee as follows:

9.1           Without prior written consent of the Pledgee, the Pledgors shall not establish or permit to establish any new pledge or any other encumbrance on the Pledged Equity, and any pledge or any other encumbrance established on all or part of the Pledged Equity without prior written consent of the Pledgee shall be invalid.

9.2           Without prior written notice to the Pledgee and having the Pledgee’s prior written consent, the Pledgors shall not transfer the Pledged Equity, and any attempt by the Pledgors to transfer the Pledged Equity shall be null and void. The proceeds from transfer of the Pledged Equity by the Pledgors shall be used to repay to the Pledgee in advance the Guaranteed Liabilities or submit the same to the third party as agreed with the Pledgee.

9.3           In case of any litigation, arbitration or other demand which may affect detrimentally the interest of the Pledgors or the Pledgee under the Transaction Agreements and hereunder or the Pledged Equity, the Pledgors undertake to notify the Pledgee thereof in writing as soon as possible and promptly and shall take, at the reasonable request of the Pledgee, all necessary measures to ensure the pledge interest of the Pledgee in the Pledged Equity.

9.4           The Pledgors shall not carry on or permit any act or action which may affect detrimentally the interest of the Pledgee under the Transaction Agreements and hereunder or the Pledged Equity. The Pledgors shall waive the right of first refusal when the Pledgee realizes the pledge rights.

9.5           The Pledgors guarantee that they shall, at the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) to ensure the pledge interest of the Pledgee in the Pledged Equity and the exercise and realization of the rights thereof.

9.6           In case of transfer of any Pledged Equity caused by the exercise of the right to the pledge hereunder, the Pledgors guarantee that they will take all necessary measures to realize such transfer.

9.7           The Pledgors shall ensure that the meeting convening procedures and voting methods and contents of the Company’s shareholders’ meeting or Board meeting held for the purpose of the conclusion of this Agreement and establishment and performance of the pledge rights are in compliance with laws, administrative rules or the Articles of Association.

9.8           Unless with the prior written consent of the Pledgee, the Pledgors shall have no right to transfer any rights and obligations thereof under this Agreement.

Article 10 Undertakings by the Company

10.1    Any consent, permission, waive or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder will be cooperated to handle or obtain by the Company to their best and will be ensured to remain full effective during the valid term of this Agreement.

10.2    Without the prior written consent of the Pledgee, the Company shall not cooperate to establish or permit to establish any new pledge or any other encumbrance on the Pledged Equity.

10.3    Without the prior written consent of the Pledgee, the Company shall not cooperate to transfer or permit to transfer the Pledged Equity.

10.4    In case of any litigation, arbitration or other demand which may affect detrimentally the interest of the Company, the Pledged Equity or the Pledgee under the Transaction Agreements and hereunder, the Company undertakes to notify the Pledgee thereof in writing as soon as possible and promptly and shall take, at the reasonable request of the Pledgee, all necessary measures to ensure the pledge interest of the Pledgee in the Pledged Equity.

10.5    The Company shall not carry on or permit any act or action which may affect detrimentally the interest of the Pledgee under the Transaction Agreements and hereunder or the Pledged Equity.

10.6    The Pledgors shall provide the Pledgee with the financial statement of the last calendar season within the first month of each calendar season, including (but not limited to) the balance sheet, the income statement and the statement of cash flow.

10.7    The Company guarantees that they shall, at the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) to ensure the pledge interest of the Pledgee in the Pledged Equity and the exercise and realization of the rights thereof.

10.8    In case of transfer of any Pledged Equity caused by the exercise of the right to the pledge hereunder, the Company guarantees that they will take all necessary measures to realize such transfer.

Article 11 Change of Circumstances

11.1            As supplement and subject to compliance with other terms of the Transaction Agreements and this Agreement, in case that at any time the promulgation or change of any PRC Law, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures enables the Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Equity in the way provided herein, the Pledgors and the Company shall, at the written direction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take actions and/or execute any agreement or other document, in order to:

(1) keep this Agreement remain in effect;

(2) facilitate the disposal of the Pledged Equity in the way provided herein; and/or

(3) maintain or realize the intention or the guarantee established hereunder.

Article 12 Effectiveness and Term of This Agreement

12.1            This Agreement shall become effective upon due execution by all the Parties

12.2            This Agreement shall have its valid term until the full performance of the Contract Obligations or the full repayment of the Guaranteed Liabilities.

Article 13 Notice

13.1            Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

13.2            If any of such notice or other correspondences is transmitted by facsimile or telex, it shall be deemed as served immediately upon transmission; if delivered in person, it shall be deemed as served at the time of delivery; if posted by mail, it shall be deemed as served five (5) days after posting

Article 14 Miscellaneous

14.1            The Pledgors and the Company agree that the Pledgee may, upon notice to the Pledgors and the Company, transfer its rights and/or obligations hereunder to any third party; and that without prior written consent of the Pledgee, neither the Pledgors nor the Company may transfer their respective rights, obligations or liabilities hereunder to any third party. Successors or permitted assignees (if any) of the Pledgors and the Company shall continue to perform the obligations of the Pledgors and the Company under this Agreement.

14.2            The sum of the Guaranteed Liabilities determined by the Pledgee at its discretion in its exercise of its rights of pledge with respect to the Pledged Equity in accordance with the terms hereof shall constitute the conclusive evidence for the Guaranteed Liabilities hereunder.

14.3            This Agreement is written in Chinese and executed in      (    ) originals, with one (1) original to be retained by each Party hereto.

14.4            The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by the PRC Law.

14.5            Any dispute arising out of and in connection with this Agreement shall be resolved through consultations among the Parties. In case the Parties fail to reach an agreement within thirty (30) days after the dispute arises, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with such Commission’s arbitration rules in effect at the time. The language used in arbitration shall be Chinese and the arbitration award shall be final and equally binding on the Parties hereto.

14.6            None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

14.7            No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (“Such Rights”) shall result in a waiver thereof, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other rights of such Party.

14.8                        The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

14.9                        Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

14.10                 Any amendments or supplements to this Agreement shall be made in writing. Except for assignment by the Pledgee of its rights hereunder according to Article 14.1 of this Agreement, the amendments or supplements to this Agreement shall take effect only when properly signed by the Parties to this Agreement.

14.11                 This Agreement shall be binding on the legal successors of the Parties.

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[Signature Page of Equity Pledge Agreement]

In witness whereof, this Equity Pledge Agreement is signed by the Parties on the date and at the place first above written.

[Name of Pledgor]

Signature:	/s/

[Signature Page of Equity Pledge Agreement]

In witness whereof, this Equity Pledge Agreement is signed by the Parties on the date and at the place first above written.

[Name of Pledgee] (Seal)

Handwritten Signature:

Name:

Position:

[Name of VIE] (Seal)

Handwritten Signature:

Name:

Position:

Annex I:

Company’s General Information

Company name:                   [Name of VIE]

Registered address:

Registered capital:

Legal representative:

Equity structure:

Names of shareholders	Contribution in registered capital (RMB)	Percentage of contribution	ID number/company registration number
[Name of Plegors]
Total			—

Schedule of Material Differences

One or more persons entered into equity pledge agreement with Lequan Technology (Beijing) Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Pledgee	Name of Pledgor	Name of Variable Interest Entity (the “VIE”)	% of Pledgor’s Equity Interest in the VIE	Execution Date
1	Lequan Technology (Beijing) Co., Ltd.	Xiaoping Chen	Foshan Yunmi Electric Appliances Technology Co., Ltd.	60%	July 21, 2015
2	Lequan Technology (Beijing) Co., Ltd.	Tianjin Jinxing Investment Company	Foshan Yunmi Electric Appliances Technology Co., Ltd.	40%	July 21, 2015
3	Lequan Technology (Beijing) Co., Ltd.	Xiaoping Chen	Beijing Yunmi Technology Co., Ltd.	60%	July 21, 2015
4	Lequan Technology (Beijing) Co., Ltd.	De Liu	Beijing Yunmi Technology Co., Ltd.	20%	July 21, 2015
5	Lequan Technology (Beijing) Co., Ltd.	Liping Cao	Beijing Yunmi Technology Co., Ltd.	20%	July 21, 2015